
   Schedule of Year-To-Date Principal and Interest Distributions
                           to
                  Certificateholders

                                                                    Ending
Class            Interest             Principal    Losses           Balance
A                 986614.93       1416123.19                0        166756876.8
OC                        0                0                0        15181588.45
TRUST_CERT                0                0                0                  0

